                                                                    EXHIBIT 1.1

                                3,250,000 Shares

                            DUNN COMPUTER CORPORATION

                                  COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)

                             UNDERWRITING AGREEMENT




                                ___________ ___, 1998



FERRIS, BAKER WATTS, INCORPORATED
GERARD KLAUER MATTISON & CO., INC.
As Representatives of the
    Several Underwriters Identified
    In Schedule I Hereto,
c/o Ferris, Baker Watts, Incorporated
1720 Eye Street, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

         SECTION 1. INTRODUCTION. Dunn Computer Corporation, a Virginia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for which Ferris, Baker Watts, Inc. ("FBW") and Gerard Klauer Mattison & Co., Inc. are acting as the Representatives (the "Representatives"), an aggregate of 3,250,000 shares of Common Stock, par value $0.001 per share ("Stock"), of the Company; and the Company and the individuals listed on Schedule II hereto ("Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the election of the Underwriters, up to 487,500 additional shares of Stock. The 3,250,000 shares to be sold by the Company are herein called the "Firm Shares" and the 487,500 additional shares to be sold by the Company and the Selling Stockholders are herein called the "Optional Shares." Up to 243,750 shares of the Optional Shares are to be sold by the Selling Stockholders and are herein referred to as the "Selling Stockholders' Optional Shares." Up to 243,750 shares of the Optional Shares are to be sold by the Company and are herein

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referred to as the "Company's Optional Shares." The Firm Shares and the
Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Shares."

                  It is contemplated that the closing with respect to the Firm Shares will occur concurrently with the closing of (i) a merger of a subsidiary of the Company with and into Dunn Computer Corporation, a Delaware corporation ("Dunn") (the "Merger") pursuant to which _________ shares of the Company's Stock will be issued in a share-for-share exchange for all of the outstanding shares of common stock of Dunn, and (ii) the acquisition by the Company of 100% of the outstanding stock of International Data Products, Corp. ("IDP"), through a subsidiary, and substantially all the net assets of IDP's affiliate, Puerto Rico Industrial Manufacturing Operations, Corp. ("PRIMO") (the acquisition of the IDP stock and the PRIMO assets are collectively referred to herein as the "IDP Acquisition").

         SECTION 2A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-47631) under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statement has been filed with the Commission under the Act and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission a Prospectus (as hereinafter defined) which shall have been provided to, and approved by, the Representatives prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended and revised at the time when such registration statement becomes effective, including all financial schedules and exhibits thereto and any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined). The term "Preliminary Prospectus" means each prospectus subject to completion contained in such registration statement or any amendment thereto before the Registration Statement was or is declared effective, or such prospectus subject to completion filed pursuant to Rule 424(a) under the Act which omits the information permitted under Rule 430A. The term "Prospectus" means a prospectus, including any amendments or supplements thereto, relating to the Registration Statement that includes all the information contained in the most recently filed Preliminary Prospectus in addition to such information which may have been omitted in any Preliminary Prospectus pursuant to Rule 430A under the Act. To the extent the Company relies on Rule 462(b) under the Act to increase the maximum aggregate offering price, the Company shall have made in a timely manner any filing required under Rule 462(b) and such filing shall be in compliance with such Rule. Copies of the Registration


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Statement, any amendment thereto and any Preliminary Prospectus filed with the Commission have been delivered by the Company to the Representatives on behalf of the Underwriters. The Registration Statement and any post-effective amendments thereto have been declared effective by the Commission.

                  (b) The Commission has not issued any order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or Rule 462(b) Registration Statement, if any, or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto or suspending the registration of the Shares, nor has the Commission instituted or threatened to institute any proceedings with respect to such an order. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

                  (c) The Registration Statement conforms, and the Prospectus (or the most recent Preliminary Prospectus) and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations thereunder. The Registration Statement and any post-effective amendment thereto, as of the applicable effective date or dates, and each Preliminary Prospectus and Prospectus, as of the date each such Preliminary Prospectus or Prospectus is filed and at all times subsequent thereto up to and including the Closing Date (as defined in Section 5 hereof) and any Option Closing Date (as defined in Section 5 hereof), and during such longer period during which the Prospectus may be required to be delivered in connection with sales to any dealer and during such longer period until any post-effective amendment thereto shall become effective, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is


                                       -3-
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in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for those jurisdictions in which the failure to so qualify has not had and will not have a Material Adverse Effect (as hereinafter defined), and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. Each subsidiary (as defined in Rule 405 under the Act) of the Company in existence and to be in existence as of the Closing Date (as defined Section 5 hereof) (each a "Subsidiary" and together the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except for those jurisdictions in which the failure to so qualify has not had and will not have a Material Adverse Effect (as hereinafter defined). "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations, or prospects of the Company and its Subsidiaries, taken as a whole.

                  (e) The Company has the duly authorized capitalization as set forth in the Prospectus (or most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein at the Closing Date, based on the assumptions set forth therein. All of the shares of capital stock of the Company to be issued and outstanding as of the Closing Date have been duly and validly authorized and, when issued, will be fully paid and non-assessable, without personal liability attaching to the ownership thereof, and none of such shares will have been issued, owned, or held in violation of any preemptive or other rights of security holders or other persons to acquire securities of the Company. As of the Closing Date, the securities of the Company including, without limitation, the Stock and the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus. With respect to each Subsidiary of the Company, all of the issued and outstanding shares of capital stock are fully paid and non-assessable, without personal liability attaching to the ownership thereof, and none of such shares have been issued or are owned or held in violation of any preemptive or other rights of security holders or other persons to acquire securities of the Company and (except as otherwise described in the Prospectus or the most recent Preliminary Prospectus) are or, as of the Closing Date, will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Other than as disclosed in the Prospectus (or the most recent Preliminary Prospectus), there are no holders of the securities of the Company having rights to registration thereof or preemptive rights to purchase capital stock of the Company. Except as created hereby or described in the Prospectus or most recently filed Preliminary Prospectus, there are no commitments, plans or arrangements to issue, and no outstanding options, warrants or other rights, calling for issuance of, any shares of capital stock of the Company or any of its Subsidiaries or any security or other instrument which, by its terms, is convertible into,


                                       -4-
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exercisable for, or exchangeable for capital stock of the Company or any of its Subsidiaries. Except as described in the Prospectus or the most recently filed Preliminary Prospectus, there is no outstanding security or other instrument which, by its terms, is convertible into, exercisable for, or exchangeable for capital stock of the Company or any of its Subsidiaries.

                  (f) The Firm Shares and the Company's Optional Shares have been duly and validly authorized. When the Firm Shares and the Company's Optional Shares are issued and delivered against payment therefor as provided herein, they will be duly and validly issued, fully paid and non-assessable, will not have been issued in violation of any preemptive or other rights of security holders or other persons to acquire securities of the Company and will conform in all material respects to all statements relating thereto in the Registration Statement and the Prospectus. Good and marketable title to the Firm Shares and the Company's Optional Shares will pass to the Underwriters on the Closing Date and Option Closing Date free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. The Company has received, subject to notice of issuance, approval to have the Shares qualified for inclusion on the Nasdaq National Market ("NNM") and the Company knows of no reason or set of facts which is likely to adversely affect such approval. The Stock is registered pursuant to Section 12(g) under the Securities Exchange Act of 1934 (the "Exchange Act").

                  (g) The financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus or the most recent Preliminary Prospectus present fairly the financial condition, results of operations, stockholders' equity and cash flows, and the other information purported to be shown therein, of the Company and its Subsidiaries, on a consolidated basis at the respective dates and for the respective periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and have been properly derived from the books and records of the Company and such financial statements as are audited have been examined by Ernst and Young LLP, who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information and statistical data set forth under the captions "Prospectus Summary--Summary Financial Data," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Prospectus (or the most recent Preliminary Prospectus) present fairly, on the basis stated in the Prospectus or such Preliminary Prospectus, the information included therein and have been properly derived from the financial statements and other operating records of the Company and its Subsidiaries. No other financial statements or financial information, except that which is contained in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus, is required by Form S-1, the Rules and


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Regulations, or otherwise, to be included in the Registration Statement, the
Prospectus or such Preliminary Prospectus.

                  (h) Since the respective dates as of which information is given in the Prospectus (or the most recent Preliminary Prospectus), and except as may be stated therein in connection with the Merger, the IDP Acquisition or otherwise, (i) neither the Company, nor any of its Subsidiaries has entered into any transaction or incurred any liability or obligation, contingent or otherwise, which is material to the Company and its Subsidiaries, taken as a whole; (ii) there has not been any change in the outstanding capital stock of the Company or any of its Subsidiaries, or any issuance of options, warrants or rights to purchase the capital stock of the Company or any of its Subsidiaries, or any material increase in the long-term debt of the Company or any of its Subsidiaries, or any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries; (iii) no loss or damage (whether or not insured) to the properties of the Company or any of its Subsidiaries has been sus tained which has resulted in a Material Adverse Effect; (iv) neither the Company nor any of its Subsidiaries has paid or declared any dividend or other distribution with respect to its capital stock; and (v) there has not been any change, contingent or otherwise, in the direct or indirect control of the Company or any of its Subsidiaries nor, to the best knowl edge of the Company, do there exist any circumstances which would likely result in such a change.

                  (i) The Company and each of its Subsidiaries has filed all foreign, federal, state and local income, franchise and other material tax returns required to be filed (or have obtained extensions with respect thereto) and has paid all taxes shown as due thereunder (except taxes being contested in good faith as to which adequate provision has been made to the extent required by generally accepted accounting principles) and all assessments received by it to the extent that payment has become due, and the Company has no knowledge of any tax deficiency which might be assessed against the Company or any of its Subsidiaries which, if so assessed, would be reasonably expected to have a Material Adverse Effect.

                  (j) The Company and each of its Subsidiaries maintains insurance of the types and in amounts which the Company reasonably believes to be adequate for its business, in such amounts and with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

                  (k) Other than as set forth in the Prospectus (or most recent Preliminary Prospectus), there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject which (i) challenges the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection herewith or therewith; (ii) is required to be disclosed in the


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Registration Statement or Prospectus (or most recent Preliminary Prospectus;
or (iii) if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company's best knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. Any such proceedings that are set forth in the Prospectus (or most recent Preliminary Prospectus) are fairly and accurately summarized therein.

                  (l) The Company has full legal right, power and authority to enter into this Agreement, the Merger and the IDP Acquisition and to consummate the transactions and perform its obligations as provided for herein. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this Agreement and the operative documents relating to the Merger and the IDP Acquisition, except for shareholder approval to be obtained pursuant to action at a meeting of Dunn's shareholders scheduled for April 30, 1998. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws).

                  (m) The Company's execution and performance of this Agreement, including, without limitation, application of the net proceeds of the offering, if and when received, as described in the Prospectus (or most recent Preliminary Prospectus) under the caption "Use of Proceeds," will not violate any provision of the Charter or Bylaws or any similar constitutive documents of the Company or any of its Subsidiaries, or any law, rule or regulation applicable to the Company or any of its Subsidiaries of any government, court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries or any of their respective businesses or properties, and will not result in the breach, or be in contravention, of any loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which their respective properties are or may be subject, or any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its Subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective businesses, activities or properties, except those, if any, that are described in the Prospectus (or most recent


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Preliminary Prospectus) or those which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (n) All executed agreements or copies of executed agreements filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which any of them is or may be bound or to which any of their respective assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or the relevant Subsidiary or Subsidiaries and, assuming that each is a binding obligation of the other party or parties thereto, constitutes the legal, valid and binding agreement of the Company or such Subsidiary or Subsidiaries, enforceable against it or them in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights, and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Prospectus and Preliminary Prospectus of contracts and other documents are accurate and fairly present in all material respects the information required to be disclosed with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                  (o) The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good title to all other property and assets owned thereby as set forth in the Prospectus (or most recent Preliminary Prospectus), in each case free and clear of all liens, security interests, pledges, charges, mortgages and other defects and encumbrances, except such as are described in the Prospectus (or most recent Preliminary Prospectus) or such as do not materially affect the value of such property, and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and any real properties and buildings held under lease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. No real property owned, leased, licensed or used by the Company or any of its Subsid iaries is situated in an area which is, or to the best knowledge of the Company, will be subject to zoning, use, or building code restrictions which would prohibit (and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent) the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or its Subsidiaries as presently conducted or as the Prospectus (or most recent Preliminary Prospectus) indicates any of them contemplate

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conducting such business in the future, except as disclosed in the Prospectus
(or most recent Preliminary Prospectus).

                  (p) No consent, authorization, approval, order, license, certificate, declaration or permit of or from, or filing with, any governmental or regulatory authority, agent, board or other body is required for the consummation of the Merger and the IDP Acquisition, the issue and sale of the Shares by the Company and the execution, delivery or performance by the Company of this Agreement except for the registration under the Act of the Shares and the registration of the Stock under the Exchange Act, each of which has been made or obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and such approval as may be required from the NNM to have the Shares qualified for inclusion thereon. Except as set forth in the Registration Statement, the Company has obtained all consents required of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its Subsidiaries is a party, or to which any of their properties or assets are subject, for the execution, delivery or performance of this Agreement or the consummation of the Merger and the IDP Acquisition.

                  (q) Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation or Bylaws or similar constitutive documents; neither the Company nor any of its Subsidiaries is (or, as a result of the passage of time) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or which could in any way, individually or in the aggregate, impair or delay the consummation of the transactions contemplated by this Agreement or the offering of the Shares in the manner contemplated herein and in the Registration Statement and the Prospectus (or most recent Preliminary Prospectus), and each such indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument is in full force and effect and is a legal, valid and binding obligation of the Company or its Subsidiary or Subsidiaries, as the case may be and, to the best knowledge of the Company, of each other party thereto.

                  (r) The statements set forth in the Prospectus (or most recent Preliminary Prospectus) under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Company's securities, and under the captions "Shares Eligible for Future Sale," "Business," "Management," "The Reorganization and the IDP Acquisition" and "Underwriting" (except, with respect to the statements under the caption "Underwriting," for information furnished in writing to the Company by the Underwriters through the Representatives expressly for use therein), insofar as they purport to describe the provisions of the laws and the provisions of

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documents referred to therein, are accurate and fairly summarize such provisions in all material respects.

                  (s) The Company is not and, after giving effect to the offering and sale of the Shares, the Merger and the IDP Acquisition, will not be, an "investment company" or an "affiliated person" of or a "promoter" or "principal underwriter" of or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940 (the "Investment Company Act").

                  (t) The Company and each of its Subsidiaries owns or is licensed or otherwise has sufficient right to use the proprietary knowledge, inventions, patents, trademarks, service marks, trade names, logo marks and copyrights ("Intellectual Property") currently used in the conduct of their respective businesses, except for those patents, trademarks, service marks, trade names, logo marks or copyrights with respect to which the failure to own or license same would not have a Material Adverse Effect. To the best knowledge of the Company, none of the activities engaged in by the Company or any of its Subsidiaries infringes upon or otherwise conflicts with Intellectual Property rights of others, except for any such conflicts that would not have a Material Adverse Effect, and no claims have been asserted against the Company or any of its Subsidiaries by any person with respect to the use of any such rights or challenging or questioning the validity or effectiveness of any such rights.

                  (u) No labor disturbance by, or labor dispute with, the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is threatened or imminent which may have a Material Adverse Effect.

                  (v) Neither the Company nor any Subsidiary is subject to any liability arising under or as a result of the application of the provisions of the Act.

                  (w) To the best knowledge of the Company, each of the Company and its Subsidiaries (i) is in compliance with all environmental, safety, health or similar law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") applicable to its business; (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive such license or approval or failure to comply would not have a Material Adverse Effect.

                  (x) To the best knowledge of the Company, each of the Company and its Subsidiaries is in compliance with all federal or state laws, including the rules and regulations promulgated thereunder, relating to discrimination in the hiring, promotion or pay of employees, any applicable federal or state wages and hours law, and the provisions

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of the Employee Retirement Income Security Act of 1974, as amended, applicable to its business, except where such noncompliance would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor contract.

                  (y) The Company and each of its Subsidiaries has full corporate power and authority and has obtained and holds all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all U.S. and foreign, federal state or provincial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus (or most recent Preliminary Prospectus), except to the extent that the failure to obtain or file would not have Material Adverse Effect, and except as otherwise described in the Prospectus (or most recent Preliminary Prospectus). Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to, and does not have reason to believe that any governmental body or agency is considering limiting, suspending, modifying or revoking, any such consent, authorization, approval, order, certificate or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (z) None of the Company, its Subsidiaries, or any other person associated with or acting on behalf of the Company or any Subsidiary, including, without limitation, any director, officer, agent, or employee of the Company or any Subsidiary has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic government officials or employees or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

                  (aa) None of the Company, its Subsidiaries, or, to the Company's best knowledge, any employee or agent of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary, or received or retained any funds which constitutes a violation by the Company or any Subsidiary of any law, rule or regulation or of a character required to be disclosed in the Prospectus (or most recent Preliminary Prospectus).

                  (bb) The Company and each of its Subsidiaries has filed with the applicable foreign and domestic regulatory authorities each and every statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file would not have a Material Adverse Effect, and all such filings or submissions were in compliance with applicable laws when filed, and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions, except where the failure to so file or cure would not have a Material Adverse Effect. The Company and each of its Subsidiaries has maintained in full force and effect all licenses and permits necessary or proper for the conduct of its business, except where the failure to do so would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notification that any revocation or limitation thereof is threatened or pending that would have such an Effect. Except as disclosed in the Registration Statement and the Prospectus (or most recent Preliminary Prospectus), there is not pending any change under any law, regulation, license or permit that would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of, or, to the best knowledge of the Company, been threatened with or is under investigation with respect to, a violation or a possible violation of any provision of any law, regulation or order, except such violation or violations as would not have a Material Adverse Effect.

                  (cc) The books, records and accounts and systems of internal accounting controls of Dunn and the Company currently comply with the requirements of Section 13(b)(2) of the Exchange Act.

                  (dd) None of the Company, any of its Subsidiaries or any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of Dunn or the Company, or which has constituted or which might in the future reasonably be expected to, cause or result in, stabilization or manipulation of the price of any security of Dunn or the Company, to facilitate the sale or resale of the Shares or otherwise.

                  (ee) The minute books of the Company and each of its Subsidiaries are current and contain a correct and complete record of all corporate action taken by the respective Boards of Directors and stockholders of the Company and the Subsidiaries and all signatures contained therein are true signatures of the persons whose signatures they purport to be.

                  (ff) Except as described in the Prospectus (or most recent Preliminary Prospectus), to the best knowledge of the Company there is no loss or threatened loss of any key customer, supplier, or account which loss would result in a Material Adverse Effect.

                  (gg) Neither the Company nor any of its Subsidiaries has incurred, directly or indirectly, any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the offering and sale of the Shares contemplated by this Agreement other than as described in the Prospectus.

                  (hh) There are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K of the Rules and Regulations involving the Company, any of its Subsidiaries and any person referred to in Items 401 or 404 of such Regulation S-K, except as required to be described, and as so described, in the Prospectus (or most recent Preliminary Prospectus).

                  (ii) The Company and each applicable Subsidiary has full legal right, power and authority to enter into the Merger and the IDP Acquisition. All necessary corporate proceedings of the Company and each applicable Subsidiary have been duly taken to authorize the execution, delivery and performance by each party to the Merger and the IDP Acquisition of the operative agreements, instruments and documents relating to the Merger and the IDP Acquisition, except for shareholder approval to be obtained pursuant to action at a meeting of Dunn's shareholders scheduled for April 30, 1998. Each such operative agreements, instruments and documents have been duly authorized, executed and delivered by the Company and each such Subsidiary, as the case may be, and are binding against the Company and each such Subsidiary in accordance with the terms of such agreements, instruments and documents.

                  (jj) Except as disclosed in the Prospectus, the Company and each Subsidiary is in material compliance with all terms and conditions of each material contract or agreement to which it is a party and each such material contract has been filed as an exhibit to the Registration Statement. The Prospectus accurately and adequately describes each such material contract or agreement required to be included therein by the Rules and Regulations. Except as disclosed in the Prospectus, the Company has complied in all material respects with all applicable statutory and regulatory requirements with respect to each such material contract or agreement and each such bid, quotation, or proposal submitted by the Company to the Government or any prospective prime contractor or the Government within the past two years.

                  (kk) Except as disclosed in the Prospectus, any and all facts set forth in or acknowledged by the Company or any Subsidiary in any certifications, representations, or disclosure statements submitted by the Company or any Subsidiary with respect to any Government contract awarded to the Company or any Subsidiary within the past two years were current, accurate, and complete in all material respects, as of the date of submission.

                  (ll) Except as disclosed in the Prospectus, neither the Government nor any prime contractor has notified the Company or any Subsidiary in writing that the Company or any Subsidiary has breached or violated any regulation, statute, certification, representation, or clause, provision, or requirement with respect to any contract awarded to the Company or any Subsidiary within the past two years or with respect to any bid, quotation, or proposal submitted by the Company or any Subsidiary within the past two years.

                  (mm) Except as disclosed in the Prospectus, neither the Company nor any Subsidiary is currently debarred or suspended from doing business with the Government and does not know of any facts that would warrant the institution of debarment or suspension proceedings against the Company or any Subsidiary in the future.

                  (nn) No show cause notices or cure notices have been issued against the Company or any Subsidiary on any Government contracts awarded to the Company or any Subsidiary within the past two years.

                  (oo) No default terminations have been issued against the Company or any Subsidiary on any Government contracts awarded to the Company within the past two years.

                  (pp) No negative determinations of responsibility have been issued against the Company or any Subsidiary with respect to any bid, quotation, or proposal submitted by the Company or any Subsidiary within the past two years with respect to a Government contract.

                  (qq) Neither the Government nor any prime contractor under a Government prime contract has withheld or setoff, or attempted to withhold or setoff, monies due to the Company or any Subsidiary under any of its contracts awarded within the past two years except as is done in the normal course of business under standard Government contract terms.

                  (rr) Neither the Company nor any Subsidiary is currently under administrative, civil, or criminal investigation or indictment with respect to any alleged irregularity, misstatement, or omission arising under or in any way relating to any of its Government contracts, bids, quotations, or proposals, past or present, except as set forth in the Prospectus.

                  (ss) The Company and each Subsidiary is not undergoing and has not undergone any audit, and has no knowledge or any basis for impending audits in the future, arising under or relating to any Government contract.

                  (tt) The Company and each Subsidiary has no interest in any pending or potential claims against the Government or against any prime contractor, subcontractor, or vendor arising under or relating to any Government contract. The Company and each Subsidiary has no knowledge of any facts upon which such a claim could reasonably be based in the future.

                  (uu) The Company and each Subsidiary has entered into no financing arrangements with respect to the performance of any current material Government contract.

                  (vv) The Company and each Subsidiary possesses all necessary security clearances and permits for the execution of its obligations under any Government contract to which each is currently a party. The Company and each Subsidiary has never been denied a Government security clearance.

                  (ww) Other than the filing of the Certificate of Merger with the Secretary of State for the State of Delaware which will be filed on or prior to the Closing Date, all approvals, consents and filings required or necessary to effectuate the Merger have been obtained, except for shareholder approval to be obtained pursuant to action at a meeting of Dunn's shareholders scheduled for April 30, 1998. The Company knows of no reason why the Merger would not be approved and effective by the Closing Date.

                  (xx) The registration statement on Form S-4 (the "S-4") with respect to the Stock to be issued in connection with the Merger has been declared effective and no stop order has been issued pertaining thereto, nor has the Commission instituted or threatened to institute any proceedings with respect to such an order. The S-4 and the proxy statement/prospectus contained therein conformed in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (yy) All conditions for closing of the IDP Acquisition with respect to any party to the IDP Acquisition Agreement have been met or will be met or waived or waived as of the Closing Date and all actions required or contemplated to be completed prior to closing of the IDP Acquisition shall be been completed. All approvals, consents and filings required or necessary to effectuate the IDP Acquisition shall have been obtained.

         The representations and warranties set forth in this Section 2A relating to IDP and PRIMO, (i) if and to the extent they address matters that are not addressed by the representations and warranties regarding IDP and PRIMO set forth in Sections 2.1 to 2.18 of the Acquisition Agreement dated March 9, 1998 among George Fuster, D. Oscar Fuster, Carol N. Fuster and Wendy
E. Fuster, Dunn and the Company (the "Acquisition Agreement"), are made to the best knowledge of the Company, and (ii) to the extent that they address the same matters that are addressed by such representations and warranties in the Acquisition Agreement, are subject to the same express qualifications as such representations and warranties in the Acquisition Agreement.

         SECTION 2B. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. The Selling Stockholders jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

                  (a) They (i) have the full right, power and authority to execute and deliver this Agreement; (ii) on the Option Closing Date will be the owners of the Selling Stockholders' Optional Shares, free and clear of all liens, charges, encumbrances and restrictions; (iii) have paid the full purchase price required to be paid for such Stock; (iv) on the Option Closing Date will have paid or provided for all stock transfer or other taxes (other than income taxes) required to be paid by the Selling Stockholders in connection with the sale and transfer of the Selling Stockholders' Optional Shares and all laws imposing such taxes will have been fully complied with; and (v) on the Option Closing Date will have the full legal right, power and authority to sell, transfer and deliver the Selling Stockholders' Optional Shares hereunder and convey good and marketable title to such Selling Stockholders' Optional Shares, free and clear of all liens, charges, encumbrances, equities, claims and restrictions whatsoever.

                  (b) This Agreement has been duly authorized executed and delivered by the Selling Stockholders. This Agreement constitutes the valid and binding agreements of the Selling Stockholders enforceable in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein or contemplated nor the compliance with the terms hereof by the Selling Stockholders will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage deed of trust, purchase agreement or other agreement or instrument to which the Selling Stockholders or any one of them is a party or by which the Selling Stockholders are bound and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholders of the transactions on the Selling Stockholders' part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

                  (d) The Selling Stockholders have not, and at the Option Closing Date will not have, taken, and agree that they will not take, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of any of the Shares. Other than as permitted by the Act and the Rules and Regulations thereunder, the Selling Stockholders have not distributed and will not distribute any Preliminary Prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares.

         SECTION 3. PURCHASE OF SECURITIES BY THE UNDERWRITERS. On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth (i) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $_____, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Stockholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the purchase price per share set forth in clause (i) of this Section 3, its proportionate share of the number of Optional Shares as to which such election shall have been exercised (based on the monetary obligation of the several Underwriters hereunder on account of the purchase of Firm Shares).

                  The Company and the Selling Stockholders hereby grant to the Underwriters the right to purchase at their election up to 487,500 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments, if any, in the sale of the Firm Shares. Each such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Stockholders, given within a period of thirty (30) calendar days after the date of this Agreement which notice shall set forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the Closing Date or, unless you and the Company and the Selling Stockholders otherwise agree in writing, no earlier than two (2) nor later than ten (10) business days after the date of such notice. In the event that the over-allotment option is not exercised in full, the Company and the Selling Stockholders will each sell 50% of such Optional Shares as to which the option has been exercised.

         SECTION 4. OFFERING OF THE SHARES BY THE UNDERWRITERS. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         SECTION 5.  DELIVERY OF AND PAYMENT FOR THE SHARES.

                  (a) The Firm Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered, in such names as the Representatives may request upon at least forty-eight (48) hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in Federal (same day) funds. The Company will cause the certificates representing the Firm Shares to be made available for checking and packaging at least twenty-four (24) hours prior to the Closing Date (as defined below) with respect thereto at the office of Ferris, Baker Watts, Incorporated, 1720 Eye Street, N.W., Washington, D.C. 20006 or such other location as the Representatives may reasonably designate (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 o'clock a.m., Washington, DC time, on ______________________, 1998 or such other time and date as the Representatives and the Company may agree. Such time and date for delivery of the Firm Shares is herein called the "Closing Date," which shall also be the closing date for the Merger and the IDP Acquisition.

                  (b) Delivery and payment of any Optional Shares to be purchased by each Underwriter pursuant hereto shall be made at the Designated Office at 10:00 o'clock a.m., Washington, DC time, on the date specified by the Representatives in the written notice of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and Company and the Selling Stockholders may agree. Such time and date for delivery of Optional Shares is herein called the "Option Closing Date." Payment for the Optional Shares shall be made by wire transfer or certified or bank cashier's check in Federal (next day) funds, payable to the order of the Company or the applicable Selling Stockholders upon delivery to the Representatives of certificates representing the Optional Shares being purchased for the respective accounts of the Underwriters. The certificates representing the Optional Shares to be delivered shall be in such denominations and registered in such names as the Representatives request not less than forty-eight (48) hours prior to the Option Closing Date, and shall be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than twenty-four (24) hours prior to such Closing Date.

                  (c) The documents to be delivered at the Closing Date or Option Closing Date, as the case may be, by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters, will be delivered to the offices of Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Building, Two Hopkins Plaza, Baltimore, Maryland 21201 or such other location as may be agreed upon by the Representatives and the Company or the Selling Stockholders, as the case may be (the "Closing Location"), and the Shares will be delivered at the Designated Office, on the Closing Date or the Option Closing Date, as the case may be.

                  (d) A meeting will be held at the Closing Location at 2:00 p.m., Washington, D.C. time, on the business day next preceding Closing Date or Option Closing Date, as the case may be, or at such other time as is mutually agreed upon by the parties hereto, at which meeting the final drafts of the documents to be delivered pursuant to the preceding paragraph will be available for review by the parties hereto.

         SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendments or supplements thereto with the Commission in the manner and within the time period required by Rule 424(b). During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the

Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented. With respect to any registration statement, prospectus, amendment, or supplement to be filed with the Commission in connection with the Shares, the Company will provide a copy of each such document to the Representatives a reasonable time prior to the date such document is proposed to be filed with the Commission and will not file any such document without the consent of the Representatives. Any such registration statement, prospectus, amendment or supplement, when filed, will comply with the Act. In the event that the Registration Statement is effective at the time of execution of this Agreement, but the total number of Shares subject to this Agreement exceeds the number of Shares covered by the Registration Statement, the Company will promptly file with the Commission on the date hereof a registration statement pursuant to Rule 462(b) in accordance with the requirements of such Rule and will make payment of the filing fee therefor in accordance with the requirements of Rule 111(b) under the Act.

                  (b) The Company will advise the Representatives promptly (i) when the Registration Statement, as amended, has become effective; (ii) if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A; (iii) when any post-effective amendment to the Registration Statement becomes effective; (iv) of any request made by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order; and
(vi) of the receipt of any comments from the Commission regarding the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto. The Company will use its best efforts to prevent the issuance of any stop order by the Commission, and if at any time the Commission shall issue any stop order, the Company will use its best efforts to obtain the withdrawal of such stop order at the earliest possible moment.

                  (c) The Company will cooperate with the Representatives, their counsel and the Underwriters in qualifying or registering the Shares for sale, or obtaining an exemption therefrom, under the blue sky laws of such jurisdictions as the Representatives shall designate, and will continue such qualifications or registrations or exemptions in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified.

                  (d) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Underwriters and all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Representatives and will prepare and file with the Commission an amendment to the Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance; each such amendment or supplement to be reasonably satisfactory to counsel to the Underwriters.

                  (e) As soon as practicable, but in any event not later than forty-five (45) calendar days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 calendar days in the event that such quarter is the Company's last fiscal quarter), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and will deliver to the Representatives, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least twelve (12) consecutive months after the effective date of the Registration Statement.

                  (f) During the period of three (3) years commencing with the date hereof, the Company will deliver to the Representatives:

                    (i) within ninety (90) calendar days after the end of each fiscal year, financial statements for the Company, certified by the Company's independent certified public accountants, including a balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the twelve
(12) months then ended, accompanied by a copy of the certificate or report thereon of such independent certified public accountants; provided that if, during such five-year period, the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated;

                    (ii) as soon as practicable after filing with the Commission, all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder;

                    (iii) as soon as available, copies of all information (financial or other) mailed to stockholders;

                    (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the National Association of Securities Dealers, Inc. ("NASD"), the NNM or any other securities exchange or market;

                    (v) promptly following release by the Company, every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

                    (vi) as soon as possible following receipt of a request, any additional information publicly available nature concerning the Company or its business which the Representatives may reasonably request.

                  (g) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the Transfer Agent) for its Stock.

                  (h) The Company will furnish, without charge, to the Representatives or on the Representatives' order, at such place as the Representatives may designate, copies of the Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto, and any registration statement filed pursuant to Rule 462(b) (of which three (3) copies will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto in each case as soon as available and in such quantities as the Representatives may reasonably request.

                  (i) Except pursuant to this Agreement, the Company will not, directly or indirectly, without the prior written consent of the Representatives, issue, offer, sell, offer to sell, contract to sell, grant any option to purchase, pledge or otherwise dispose (or announce any issuance, offer, sale, offer of sale, contract of sale, grant of any option to purchase, pledge or other disposition) of any shares of Stock or any securities convertible into, or exchangeable or exercisable for, shares of Stock for a period of one hundred eighty (180) calendar days after the date hereof, other than issuances pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof, pursuant to a stock option or other employee benefit plan in existence on the date hereof. The Company will use its best efforts to cause its officers and directors and significant security holders to agree to refrain for a period of one hundred eighty (180) calendar days from the date of this agreement not to sell, transfer or otherwise dispose of any securities of the Company.

                  (j) The Company will cause the Shares to be duly approved for listing on the NNM prior to the Closing Date. The Company shall take all necessary and appropriate action such that the Shares are included for quotation on the NNM as soon as practicable after the effectiveness of the Registration Statement and the Shares shall remain so authorized for at least thirty-six (36) months thereafter.

                  (k) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, or which will constitute, stabilization or manipulation of the price of any securities of the Company.

                  (l) The Company will apply the net proceeds of the offering received in the manner set forth under the caption "Use of Proceeds" in the Prospectus. The Company will operate its business in such a manner and, pending application of the net proceeds of the offering for the purposes and in the manner set forth under the caption "Use of Proceeds" in the Prospectus, will invest such net proceeds in such securities so as not to become an "investment company" as such term is defined under the Investment Company Act.

                  (m) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder, and all such reports, forms and documents so filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder which may from time to time be applicable to the Company. The Company shall comply with the provisions of all undertakings contained in the Registration Statement.

                  (n) Except as described in the Prospectus, the Company will not, until the earlier to occur of (i) thirty (30) calendar days following the date of this Agreement or (ii) the Option Closing Date immediately after which all Optional Shares shall have been so purchased, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business.

                  (o) Other than in connection with the Merger and the IDP Acquisition, for a period of thirty (30) calendar days following the date of this Agreement the Company will not acquire any of the Company's capital stock, declare or pay any dividend or make any other distribution upon its capital stock payable to its holders of record on a date prior to the expiration of such 30-day period.

                  (p) The Company will comply or cause to be complied with the conditions to the Underwriters' obligations set forth in Section 8 hereof.

                  (q) During the period of thirty (30) calendar days commencing with the date of this Agreement, the Company shall neither issue any press release or other communication, directly or indirectly, nor hold any press conference with respect to the offering of the Shares, the Company, its Subsidiaries or its business, results of operations, condition (financial or otherwise), property, assets, liabilities or prospects of the Company or any of its Subsidiaries, without the prior written consent of the Representatives, which consent shall not unreasonably be denied or delayed; PROVIDED, HOWEVER, that if counsel to the Company is of the opinion that the issuance of a press release or other communication or a press conference is required to comply with or avoid a violation of applicable law, and having been so informed the Representatives decline to consent thereto, the Company shall be permitted to issue such press release or other communication or hold such press conference in the manner advised by its counsel.

         SECTION 7.        EXPENSES.

                  (a) The Company agrees to pay (i) the costs incident to the issuance, sale and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the registration statement and any amendments and exhibits thereto; (iii) the costs of distributing the registration statement as originally filed and each amendment thereto and any pre-effective and post-effective amendments thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this agreement; (iv) any applicable listing or other fees; (v) the fees and expenses of filing, if any, with foreign securities administrators and of qualifying the Shares under the securities laws of any applicable state and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the underwriters); (vi) the cost incident to tombstone advertising with respect to the offer and sale of the Shares up to a maximum of $12,500; and (vii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement.

                  (b) If the purchase of the Firm Shares as herein contemplated is not consummated for any reason other than the Underwriters' default under this Agreement or other than by reason of Section 11(a), the Company shall reimburse the several Underwriters, for their out-of-pocket expenses (including but not limited to counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

         SECTION 8. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of each Underwriter to purchase and pay for the Shares set forth opposite the name of such Underwriter in Schedule I are subject to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof, as of the Closing Date, and as of each Option Closing Date, if any, as if they had been made on and as of the Closing Date or Option Closing Date, as the case may be; the accuracy on and as of the Closing Date, and each Option Closing Date, if any, of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date, and each Option Closing Date, as the case may be, of their respective covenants and agreements hereunder; and the following additional conditions:

                  (a) The Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430(A)) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representatives shall have consented. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the best knowledge of the Company or the Representatives, shall be contemplated by the Commission. The Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                  (b) The Representatives shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representatives' opinion, is material, or omits to state a fact which, in the Representatives' opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

                  (c) On or prior to the Closing Date, and any Option Closing Date, as the case may be, the Representatives shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares or the Optional Shares, as the case may be, the Registration Statement and the Prospectus and such other related matters as the Representatives reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                  (d) On the Closing Date or any Option Closing Date, the Underwriters shall have received the opinion, dated the Closing Date or such Option Closing Date as the case may be, of Jones, Day, Reavis & Pogue, counsel to Dunn and the Company, to the effect set forth in Exhibit A attached hereto.

                  (e) On the Closing Date or any Option Closing Date, the Underwriters shall have received the opinion, dated the Closing Date or such Option Closing Date as the case may be, of Thacher, Proffitt and Wood, LLP, counsel to IDP, to the effect set forth in Exhibit B attached hereto.

                  (f) On or prior to the Closing Date or any Option Closing Date, as the case may be, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company or conditions herein contained.

                  (g) At the time that this Agreement is executed by the Company the Underwriters shall have received from Ernst & Young, LLP a letter as of the date of this Agreement in form and substance satisfactory to the Representatives (the "E & Y Original Letter"), and on the Closing Date and any Option Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date or such Option Closing Date, stating that, as of a specified date not earlier than five (5) calendar days prior to the Closing Date or Option Closing Date, as the case may be, nothing has come to the attention of such firm to suggest that the statements made in the E & Y Original Letter are not true and correct.

                  (h) At the time that this Agreement is executed by the Company the Underwriters shall have received from KPMG Peat Marwick, LLP a letter as of the date of this Agreement in form and substance satisfactory to the Representatives (the "KPMG Original Letter"), and on the Closing Date and any Option Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date or such Option Closing Date, stating that, as of a specified date not earlier than five (5) calendar days prior to the Closing Date or Option Closing Date, as the case may be, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

                  (i) At the time that this Agreement is executed by the Company the Underwriters shall have received from Davis, Sita & Company, P.A. a letter as of the date of this Agreement in form and substance satisfactory to the Representatives (the "DS Original Letter"), and on the Closing Date and any Option Closing Date the Underwriters shall have received from such firm a letter dated the Closing Date or such Option Closing Date, stating that, as of a specified date not earlier than five (5) calendar days prior to the Closing Date or Option Closing Date, as the case may be, nothing has come to the attention of such firm to suggest that the statements made in the DS Original Letter are not true and correct.

                  (j) On the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate, dated the Closing Date or such Option Closing Date, as the case may be, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each such person has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

                    (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied, in all material respects, with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date or such Option Closing Date; and

                    (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each such person, are contemplated or threatened under the Act and any and all filings required by Rule 424, Rule 430A and Rule 462(b) have been timely made.

                  References to the Registration Statement and the Prospectus in this paragraph (j) are to such documents as amended and supplemented at the date of the certificate required hereby.

                  (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date or any Option Closing Date, as the case may be, there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (g), (h) & (i) of this Section 8 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Representatives' judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

                  (l) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 6(c) hereof has been issued on or prior to the Closing Date or any Option Closing Date, as the case may be, and no proceedings for that purpose have been instituted or, to the best knowledge of such persons or that of the Company, have been or are contemplated.

                  (m) The Representatives shall have received from each person who is a director or officer of the Company, each stockholder, and each other person or group of persons who has the right to acquire more than five percent (5%) or more of the outstanding shares of Stock, assuming exercise of currently exercisable stock options on a fully diluted basis, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Representatives, on behalf of the Underwriters, offer, sell, contract to sell, grant any option to purchase, pledge or otherwise dispose (or announce any offer, sale, contract of sale, grant of an option to purchase, pledge or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 calendar days after the date of the Prospectus.

                  (n) The Shares shall have been accepted for inclusion on the NNM.

                  (o) The NASD, upon review of the terms of the public offering of the Shares contemplated hereby, shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Shares and the Underwriters' participation in the sale of the Shares as so contemplated.

                  (p) The Merger and the Agreement of Merger shall have been approved by the necessary affirmative vote of the stockholders of Dunn. A Certificate of Merger with respect to the Merger shall have been duly filed with the Secretary of State of the State of Delaware and all approvals, consents and filings required or necessary to effectuate the Merger as of the Closing Date shall have been obtained and the Merger shall be effective as of the Closing Date.

                  (q) The registration statement on Form S-4 with respect to the Stock to be issued in connection with the Merger shall have been declared effective and no stop order shall have been issued pertaining thereto.

                  (r) Except for the closing of the offering contemplated hereby and the closing of the Merger, all other conditions for closing for the IDP Acquisition with respect to each party to the IDP Acquisition Agreement shall have been met or waived and all actions required or contemplated to be completed prior to closing of the IDP Acquisition shall be been completed. All approvals, consents and filings required or necessary to effectuate the IDP Acquisition shall have been obtained. The IDP Acquisition shall be effective on the Closing Date.

                  (s) FBW shall have received $300,000 from the Company in satisfaction of the advisory fee owed to FBW pursuant to the letter agreement between the Company and FBW dated January 15, 1998, $50,000 of which has been received as of the date of this Agreement.

                  (t) The Company shall have furnished the Underwriters with such further opinions, letters, certificates or documents as the Representatives or counsel for the Underwriters may reasonably request.

         All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and to counsel for the Underwriters. The Company shall furnish the Underwriters with manually signed or conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this
Section 8 shall constitute representations, warranties and agreements of the Company as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either the Closing Date or any Option Closing Date is not so satisfied, this Agreement, at the Representatives' election, will terminate upon notification to the Company without liability on the part of any Underwriter (including the Representatives) or the Company, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 9 hereof.

         SECTION 9.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, and its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities or expenses whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all fees and expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement), joint or several (and actions in respect thereof), to which such Underwriter, officer, director, partner, employee, agent, counsel or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or any blue sky application or other document executed by the Company specifically for the purposes of qualifying, or based upon written information furnished by the Company in any state or other jurisdiction in order to qualify, any or all of the Shares under the securities or blue sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, reasonable expenses of such Underwriter, partner, employee, agent, counsel or controlling person in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company on behalf of such Underwriter through the Representatives expressly for use therein, and PROVIDED, FURTHER, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability, expense or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 6(h) hereof. The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may otherwise have.

                  (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities or expenses whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all fees and expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement), (and actions in respect thereof) to which the Company or any such director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Underwriter through the Representatives to the Company expressly for use therein. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the caption "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus. The indemnity agreement contained in this paragraph (b) shall be in addition to any liability which the Underwriters may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 9, notify such indemnifying party or parties of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 9 to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts applicable to the Shares purchased by the Underwriters hereunder. The Underwriters' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective underwriting obligations, and not joint. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

         SECTION 10. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

         SECTION 11.  EFFECTIVE DATE AND TERMINATION.

                  (a) This Agreement shall become effective at 9:00 a.m., Washington, D.C. time, on the first business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representatives, in its sole discretion, shall release the Shares for the sale to the public, unless prior to such time the Representatives shall have received written notice from the Company that it elects that this Agreement shall not become effective, or the Representatives shall have given written notice to the Company that the Representatives on behalf of the Underwriters elect that this Agreement shall not become effective; PROVIDED, HOWEVER, that the provisions of this Section 11 and of Section 7 and Section 9 hereof shall at all times be effective. For purposes of this Section 11(a), the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of notification by the Representatives to securities dealers releasing such Shares for offering or the release by the Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

                  (b) This Agreement (except for the provisions of Sections 7 and 9 hereof) may be terminated by the Representatives by notice to the Company in the event that the Company has failed to comply in any respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or any Option Closing Date, as the case may be, or if any of the representations or warranties of the Company are not accurate in any respect or if the covenants, agreements or conditions of, or applicable to, the Company herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or any Option Closing Date, as the case may be, or if prior to the Closing Date or any such Option Closing Date:

                    (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured;

                    (ii) trading in the Stock shall have been suspended by the Commission or the NNM or trading in securities generally on the New York Stock Exchange or the NNM shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on either such exchange or market;

                    (iii) a banking moratorium shall have been declared by New York or United States authorities;

                    (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States;

                    (v) there shall have been commenced any action, suit or proceeding at law or in equity against the Company, or by any federal, state or other commission, board or agency, wherein any unfavorable decision would materially adversely affect the business, properties or financial condition of the Company;

                    (vi) there shall have occurred any material adverse market conditions, of which the Representatives shall be the sole judge;

                    (vii) Company's independent public accountants shall have imposed qualifications in certifying to, or its attorneys in opining upon, material items including, without limitation, information in the footnotes to the financial statements or matters incident to the issuance and sale of the Shares, corporate proceedings or other subjects; or

                    (viii) there shall have been a material adverse change in
(i) general economic, political or financial conditions or (ii) the present or prospective business or condition (financial or other) of the Company that, in each case, in the Representatives judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Company's Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

                  (c) Termination of this Agreement under this Section 11 or
Section 12 after the Firm Shares have been purchased by the Underwriters hereunder shall be applicable only to the Optional Shares. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 7 and 9 hereof.

         SECTION 12. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to the Representatives such Firm Shares in accordance with the terms hereof or (b) in the case of any Option Closing Date, the number of Optional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to the Representatives of such Optional Shares in accordance with the terms hereof, and the number of such Shares shall not exceed ten percent (10%) of the Firm Shares or Optional Shares required to be purchased on the Closing Date or such Option Closing Date, as the case may be, then, each of the non-defaulting Underwriters shall purchase and pay for (in addition to the number of such Shares which it has severally agreed to purchase hereunder) its proportionate share (based on the monetary obligations of the several Underwriters hereunder on account of the purchase of Firm Shares, excluding the Firm Shares allocable to the defaulting Underwriter or Underwriters) which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be. In such case, the Representatives, on behalf of the Underwriters, shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven
(7) full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

         If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 11 hereof) to purchase and pay for (a) in the case of the Closing Date, the number of Firm Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Firm Shares in accordance with the terms hereof or (b) in the case of the Option Closing Date, the number of Optional Shares agreed to be purchased by such Underwriter or Underwriters upon tender to you of such Optional Shares in accordance with the terms hereof, and the number of such Shares shall exceed ten percent (10%) of the Firm Shares or Optional Shares required to be purchased by all the Underwriters on the Closing Date or the Option Closing Date, as the case may be, then (unless within forty-eight (48) hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Shares by an Underwriter or Underwriters) and subject to the provisions of Section 11(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company except as otherwise provided in Sections 7 and 9 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 12, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and if sent to the Representatives shall be mailed or delivered or sent by facsimile transmission and confirmed by letter to Ferris, Baker Watts, Incorporated at 7601 Lewinsville Road, Suite 101, McLean, VA 22102, Attention:
Richard K. Prins (facsimile number: (703) 761-9610) or, if sent to the Company, shall be mailed or delivered or sent by facsimile transmission and confirmed by letter to the Company at 1306 Squire Court, Sterling Virginia 20166, attention:
Thomas Dunne (facsimile number: (703) 450-0406).

         SECTION 14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter and the Company's and each Underwriter's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of the partners, employees and agents of each Underwriter and any person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and except that the Underwriters' indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters will be deemed a successor because of such purchase.

         SECTION 15. APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 9 above and agrees to accept, either directly or through an agent, service of process of each such court.

         SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       Dunn Computer Corporation


                                       By: ________________________________

                                       Name:  _____________________________

                                       Title:  ____________________________


                                       Selling Stockholders


                                       ------------------------------------
                                       Thomas P. Dunne


                                       ------------------------------------
                                       John D. Vazzana

ACCEPTED AS OF THE DATE HEREOF

FERRIS, BAKER WATTS, INCORPORATED
1720 EYE STREET, N.W.
WASHINGTON, D.C.  20006

BY:  FERRIS, BAKER WATTS, INCORPORATED
ON BEHALF OF EACH OF THE UNDERWRITERS

By: _________________________________

Name: _______________________________

Title: ______________________________

                                   SCHEDULE I

                             NUMBER OF SHARES TO BE
                          PURCHASED BY EACH UNDERWRITER


                                                              Number of Firm
                                                          Shares to be Purchased
            Name of Underwriter            Percentage        from the Company
            -------------------            ----------     ----------------------
Ferris, Baker Watts, Incorporated......
Gerard Klauer Mattison & Co., Inc.

                                   SCHEDULE II

                              SELLING STOCKHOLDERS



                                 Thomas P. Dunne

                                 John D. Vazzana